UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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TESLA, INC.

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Commencing on September 1, 2020, Tesla, Inc. is sending the following e-mails to certain stockholders:

Subject: Immediate Action Required—Tesla’s 2020 Annual Meeting and Battery Day Event

Hi [first name] [last name],

You have been randomly selected in the drawing to determine eligibility to attend in person Tesla’s 2020 Annual Meeting of Stockholders and the separate Battery Day event to follow. Both events will be held on Tuesday, September 22, 2020, at Tesla’s facility at 901 Page Ave., Fremont, CA 94538. The 2020 Annual Meeting of Stockholders is scheduled to begin at 1:30PM Pacific Time and will be followed immediately by the Battery Day event.

Please read the following carefully, as your eligibility to attend the events will not be confirmed unless and until the following steps are completed in time.

Eligibility Verification

In order to confirm your eligibility to attend the events in person and obtain your admission ticket, please respond to this email within 48 hours of the sent timestamp with a legible and complete color copy of your government issued identification, as described in the 2020 Annual Meeting and Battery Day Drawing Terms. Responses received after this time period will not be accepted and will result in your eligibility to attend the events in person being forfeited.

Acceptable government-issued identification must, at a minimum, include your current photo, full name, address or place of birth, identification number, and date of birth (examples: driver’s license, passport or permanent resident card). Your government-issued identification must match the name on your entry submission, including the proof of stock ownership that you previously submitted. If certain fields (such as address or place of birth) do not match or are missing please submit a secondary form of identification to verify your identity.

If your drawing entry was on behalf of a stockholder entity you represent, in addition to the above, please respond with proper evidence of your legal ability to represent such stockholder, such as a power of attorney or corporate resolution.

[VERIFY ELIGIBILITY]

THIS IS NOT A TICKET FOR ATTENDANCE

Thank you for your email. Please note that this inbox will only be monitored for documents requested by Tesla for eligibility verification for the random drawing for in-person attendance at the 2020 Annual Meeting of Stockholders and Battery Day.

For information related to the 2020 Annual Meeting of Stockholders or the separate Battery Day event, please visit www.tesla.com/2020shareholdermeeting.